Exhibit 32.1

SOMERA COMMUNICATIONS, INC.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David W. Heard, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Somera Communications, Inc. on Form 10-Q for the quarterly period ended June 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report of Somera Communications, Inc. on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Somera Communications, Inc.

By:	/s/ DAVID W. HEARD
Name:	David W. Heard
Title:	President and Chief Executive Officer (Principal Executive Officer)
Date:	August 15, 2005

I, Kent Coker, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Somera Communications, Inc. on Form 10-Q for the quarterly period ended June 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report of Somera Communications, Inc. on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Somera Communications, Inc.

By:	/s/ KENT COKER
Name:	Kent Coker
Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Date:	August 15, 2005